As of June 27, 2001



Midas Funds
11 Hanover Square
New York, New York 10005

Attention: Thomas B. Winmill, President

     RE: Amendment to $15,000,000 Leveraging Line of Credit


Ladies and Gentlemen:

     State Street Bank and Trust Company (the "Bank") has made available a $15 million committed, unsecured leveraging line of credit (the "Leveraging Line of Credit") to Midas U.S. and Overseas Fund Ltd., Midas Fund, Inc., Midas Investors Ltd., and Midas Special Equities Fund, Inc., Bexil Corporation, Tuxis Corporation, and Global Income Fund, Inc. (each, a "Borrower"), as described in a letter agreement dated July 1, 1997, by and between the Borrowers and the Bank (as amended, the "Letter Agreement"). All obligations of the Borrowers arising under the Leveraging Line of Credit are evidenced by a promissory note in the original principal amount of $15,000,000 dated as of June 28, 2000, and executed by the Borrowers to the order of the Bank (as amended, the "2000 Note"). Capitalized terms not hereinafter defined shall have the same meanings as set forth in the Letter Agreement.

     The Borrowers have requested, and the Bank has agreed, to extend the Leveraging Line of Credit for an additional 364-day period. Further, the Borrowers and the Bank have agreed to amend the Letter Agreement to reflect a decrease in the Leveraging Line of Credit from $15,000,000 to $9,000,000. In addition, the Borrowers have agreed to execute a new promissory note to evidence the decrease in the Leveraging Line of Credit. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

     I.   Amendment to Letter Agreement

          1. The first paragraph of the Letter Agreement is hereby amended by deleting the following therefrom: "$15 million" and substituting the following therefor: "$9 million".

          2. The third-to-last paragraph on the second page of the Letter Agreement is hereby deleted in its entirety and the following is substituted therefor:

          Subject to the terms and conditions hereof, the Bank will honor requests for Loans under the Leveraging Line of Credit until the close of business on June 26, 2002 (the "Expiration Date").

          3. The last paragraph on the second page of the Letter Agreement is deleted in its entirety and the following is substituted therefor:

          Borrowings in the aggregate (whether for temporary or emergency purposes or for leverage) will be limited to an amount not greater than 20% of the value of the applicable Borrower's total net assets (the "Leverage Covenant"), at the time the borrowing is made, or a lesser amount to the extent provided in the Borrower's Prospectus and Statement of Additional Information or the 1940 Act registration statement, as the case may be. The Leverage Covenant is calculated as follows: aggregate bank borrowings/[(total assets less total liabilities less assets pledged to a party other than the Bank) plus aggregate bank borrowings]. If at any time a Borrower is in violation of the Leverage Covenant, that Borrower is required within three (3) business days to repay Loans in an amount sufficient to achieve compliance with the Leverage Covenant.

          4. The Exhibit I to the Letter Agreement is hereby deleted in its entirety and the Exhibit I attached hereto is substituted therefor.

     II.  Amendment to Instruction and Confirmation Certificate

     The first paragraph of the Instruction and Confirmation Certificate dated July 10, 1997 (as amended, the "Instruction Certificate") executed by the Borrowers and acknowledged by the Bank is hereby amended by deleting the following therefrom: "$15 million" and substituting the following therefor: "$9 million".

     III. Execution of New Note

     The Borrowers agree to execute and deliver to the Bank an amended and restated promissory note dated as of the date hereof in the original principal amount of $9,000,000 (the "New Note"), which shall amend and restate the 2000 Note, made by the Borrowers to the order of the Bank in connection with the Leveraging Line of Credit. Any loans outstanding as of the date hereof shall be deemed to be outstanding under the New Note, and the Borrowers agree that any subsequent loans made to the Borrowers by the Bank shall be evidenced by the New Note.


     IV.  Miscellaneous

          1. Other than as amended hereby, all terms and conditions of the Letter Agreement, the Instruction Certificate and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof and each Borrower represents and warrants to the Bank that no default or event of default has occurred thereunder.

          2. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Letter Agreement and the Instruction Certificate to be governed by the laws of The Commonwealth of Massachusetts.

          3. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

     If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter amendment below where indicated and return the same to the undersigned.


                                Very truly yours,

                                STATE STREET BANK AND TRUST COMPANY


                                By:  /s/ Paul J. Koobatian
                                     __________________________________
                                     Paul J. Koobatian, Vice President




Accepted:

Bexil Corporation,
Tuxis Corporation,
Global Income Fund, Inc.,
Midas Fund, Inc.,
Midas Investors Ltd.,
Midas Special Equities Fund, Inc., and
Midas U.S. and Overseas Fund Ltd.


By:  _________________________________

Title:  ________________________________

                                    EXHIBIT I

                              LOAN ADVANCE/PAYDOWN
                                  REQUEST FORM
                       (Midas - Leveraging Line of Credit)

DATE:
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TO:          STATE STREET BANK AND TRUST COMPANY
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ATTN:        Toni Pace - facsimile: (617) 664-3941
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FROM:        [insert borrower name]
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SUBJECT:

     In connection with the Agreement dated July 1, 1997 with State Street Bank and Trust Company, please increase/(decrease) the outstanding balance under the Leveraging Line of Credit by $ on [insert date] . The Loan should be recorded on the books of the Borrower to the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

Further, the Borrower hereby represents and warrants that:

1) Proceeds from the advance shall be limited to conform with the usage specified in the Agreement, and

2) The Borrower is in compliance with all the terms and conditions in the Agreement.

3) After giving affect to the requested Loan, the Leverage Covenant is not greater than 20%, calculated as follows:

(a)  Principal Balance Outstanding to Borrower
under the $9 million Uncommitted Line of Credit:             $__________________

(b)  Principal Balance Outstanding to Borrower
under this $9 million Leveraging Line of Credit:             $__________________

(c) Aggregate Bank Borrowings ((a) plus (b)):                $__________________
(d) Total assets:                                            $__________________
(e) Total liabilities ((a) plus (b) plus other liabilities): $__________________
(f) Assets pledged to a party other than the Bank:           $__________________
(g) Leverage Covenant:
      (c) divided by [(d) minus (e) minus (f)] plus (c) =      ______%, which is
                                                               not greater than
                                                               or equal to 20%

                          By:
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                          Name:
                                        ----------------------------------------
                          Title
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                          Date:
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